Exhibit 10.1

FIRST AMENDMENT

TO

STOCK PURCHASE AGREEMENT

This First Amendment to Stock Purchase Agreement (the Amendment”) is entered into this 28th day of February 2023 (the “Effective Date of Amendment”) by and among FDCTech, Inc., a Delaware corporation, and Alchemy Prime Holdings Limited, a UK corporation ( together the “Purchasers”) and New Star Capital Trading Ltd., a British Virgin Island company (“New Star”) and NSFX Ltd., a wholly-owned subsidiary of New Star, a Malta-based European margin trading broker-dealer (NSFX Ltd and, together with New Star, the “Sellers”).

R E C I T A L S

A. The Purchasers and the Sellers entered into that certain Stock Purchase Agreement effective as of December 31, 2022 (the “Agreement”).

B. The Purchasers and Sellers desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Unless otherwise stated hereinabove, defined terms used in this Amendment shall have the meanings ascribed to such term in the Agreement.

2. The “Effective Date” in the first paragraph of the Agreement is hereby revised to February 28, 2023.

3. Section III Closing, Deliveries, and Adjustment are hereby deleted in its entirety and replaced by the following:

III.1 The purchase and sale of the Shares (the “Closing”) shall occur on a date and time as designated in writing by the parties with at least five business days’ notice, but in no event later than June 30, 2023 (the “Outside Date”). The Closing will be held by the electronic exchange of documents in PDF format or by facsimile without the principals present. The actual date the Closing occurs is referred to herein as the “Closing Date.”

4. Except as specifically modified or amended by the terms of this Amendment, the License Agreement and all provisions contained therein are and shall continue in full force and effect and are hereby ratified and confirmed.

5. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

PURCHASER: ALCHEMY PRIME HOLDINGS LIMITED

By	/s/ Gope S. Kundnani	Name:	Gope S. Kundnani, CEO

PURCHASER: FDCTECH, INC.

By	/s/ Mitchell Eaglstein	Name:	Mitchell Eaglstein, CEO

SELLERS: NEW STAR CAPITAL TRADING LTD.

By	/s/ Alkoby Asher	Name:	Alkoby Asher, President